UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 8, 2013

Advanced Photonix, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325826
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2925 Boardwalk, Ann Arbor, Michigan	48104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(734) 864-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

A. Partners for Growth Loan Agreement

On February 8, 2013 (the “Effective Date”), Advanced Photonix, Inc. (the “Company”) and its wholly-owned subsidiary, Picometrix, LLC (“Picometrix” and together with the Company, the “Borrowers”) entered into a $2.5 million secured Loan and Security Agreement with Partners for Growth III, L.P. (“PFG” and such agreement, the “PFG Loan Agreement”) that is subordinated to the Loan and Security Agreement by and among the Company, Picometrix and Silicon Valley Bank (“SVB”) dated as of January 31, 2012, and as amended by a First Amendment to Loan and Security Agreement dated as of October 25, 2012 (as amended prior to the Effective Date, the “SVB Loan Agreement”).

The $2.5 million borrowed under the PFG Loan Agreement (the “PFG Loan”) bears interest at an initial interest rate of 11.75% per annum, which will be adjusted downward to 9.75% per annum if the Company achieves or exceeds, on a consolidated basis, revenues of $21,137,000 and EBITDA of $(960,000) for the nine (9) month period ending September 30, 2013.  In the event that there is a downward adjustment to the interest rate, such adjustment will commence on the date the Company delivers PFG financial reports demonstrating its achievement of these financial targets, and will continue through the August 8, 2016 maturity date of the PFG Loan.  Conversely, from and after the occurrence and during the continuance of any Event of Default (as defined in the PFG Loan Agreement), the interest rate will increase to the lesser of 16.75% per annum and the maximum rate of interest that may lawfully be charged to a commercial borrower under applicable usury laws.

The principal amounts of the PFG Loan are to be paid in 42 consecutive monthly installments of $59,523.81 each, commencing on March 1, 2013.  The PFG Loan Agreement permits the Company to prepay all or part of the PFG Loan by paying a prepayment premium equal to (i) 2% of the amount(s) prepaid during the first year from the Effective Date, (ii) 1.5% of the amount(s) prepaid during the second year from the Effective Date, and (iii) 1.0% of the amount(s) prepaid during the third year from the Effective Date.  Prepayments will be applied to the principal payments on the PFG Loan in the inverse order of their maturity.

The PFG Loan Agreement contains affirmative and negative covenants that are reasonably customary for similar credit facilities. In addition, the Borrowers are required to maintain, on a consolidated basis, a (i) Liquidity Ratio, which is measured at the end of each fiscal month, equal to or greater than 2.25:1.00, and (ii) EBITDA (as defined in the PFG Loan Agreement), measured at the end of each fiscal month on a trailing 3-month basis, greater than (A) ($750,000) for the month ending February 28, 2013 through fiscal month ending June 30, 2013; (B) ($300,000) for the month ending July 31, 2013 through fiscal month ending October 31, 2013; (C) $1.00 for the month ending November 30, 2013 through fiscal month ending February 28, 2014; (D) $100,000 for the month ending March 31, 2014 through fiscal month ending April 30, 2014; and (E) thereafter subject to reset based on the mutual agreement of the parties once a fiscal year 2015 budget is submitted to PFG, but in no event lower than $100,000.  For purposes of the PFG Loan Agreement, the Liquidity Ratio is calculated based on the level of current assets held with and amounts borrowed from SVB, and is defined as the Borrower’s unrestricted cash and Cash Equivalents (as defined in the PFG Loan Agreement) with SVB plus the net balance sheet billed Accounts (as defined in the PFG Loan Agreement) divided by Borrower’s indebtedness to SVB.

The PFG Loan Agreement is secured by substantially all assets of the Company and Picometrix and, except for certain customary exceptions and the security interest granted to SVB in connection with the SVB Loan Agreement, PFG’s security interest will rank senior to any other security interest granted by the Borrowers over their assets. In connection with the PFG Loan Agreement, the Company also agreed to limit its borrowing under the SVB line of credit facility to $1.5 million or less for the first six months following the Effective Date.

The closing of the PFG Loan Agreement was subject to the satisfaction of closing conditions customary for transactions of this nature and, as described in greater detail below, the issuance of warrants to purchase up to 1,195,000 shares of the Company’s Class A Common Stock (“Common Stock”) to PFG and certain of its affiliates.  The PFG Loan Agreement closed on February 14, 2013.

B. Partners for Growth Warrants

As part of the consideration for and as a closing condition to the PFG Loan Agreement, the Company agreed to grant PFG and certain of its affiliates warrants to purchase up to 1,195,000 shares of the Company’s Common Stock (the “Warrants”) pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), which exempts transactions by an issuer not involving any public offering from the registration requirements of the Securities Act. 995,000 of the shares issuable under the Warrants were to be granted at initial strike price equal to the lower of (i) $0.50 per share, or (ii) the volume-weighted average price per share of the Company’s Common Stock on the NYSE MKT stock exchange for the ten (10) trading days ending on the business day immediately preceding the Warrant grant (the “Tier 1 Warrants”), and the remaining 200,000 shares issuable under the Warrants were to be granted at a $1.00 strike price (“$1.00 Warrants”).  In the event that the Company achieves at least $32,600,000 in Revenues and $412,000 in EBITDA during the fiscal year ending March 31, 2014, the warrant agreements pursuant to which the Warrants will be issued (the “PFG Warrant Agreements”) provide that an aggregate of 100,000 of the Tier 1 Warrants and an aggregate of 100,000 of the $1.00 Warrants will be cancelled.

The Warrants contain full-ratchet anti-dilution provisions that will result in proportional adjustments to the exercise price and the number of shares issuable under the PFG Warrant Agreements in the event that the Company conducts a stock split, subdivision, stock dividend or combination, or similar transaction. The PFG Warrant Agreements also include a net exercise provision pursuant to which warrant holders will receive the number of shares equal to (x) the product of (A) the number of Warrants exercised multiplied by (B) the difference between (1) the fair market value of a share of Common Stock (with fair value generally being equal to the highest closing price of the Company’s Common Stock during the 45 consecutive trading days prior to the date of exercise) and (2) the strike price of the Warrant, (y) divided by the fair market value of a share of Common Stock.  In addition, in the event the Company is acquired, liquidates, conducts a public offering, or the Warrants expire, each warrant holder will have the right to “put” its Warrants to the Company in exchange for a per share cash payment that varies with the number of shares issuable under each Warrant, but in the aggregate will not exceed $250,000.

The issuance of the Warrants was conditioned on the Company’s receipt of NYSE MKT approval of an additional listing application covering the shares of Common Stock issuable under such Warrants (the “Additional Listing Application”). On February 12, 2013, NYSE MKT approved the Additional Listing Application and the Company issued the Warrants later that day.  As noted above, the Warrants were issued as consideration for PFG’s execution of the PFG Loan Agreement and for a nominal aggregate payment of $3,623. Based upon the volume-weighted average price per share of the Company’s Common Stock on the NYSE MKT stock exchange for the ten (10) trading days ending on February 12, 2013, the strike price of the Tier 1 Warrants was determined to be $0.50 per share.

C. Second Amendment to the SVB Loan Agreement

On February 8, 2013, the Company, Picometrix and SVB also executed a Second Amendment to the SVB Loan Agreement (the “SVB Loan Agreement Amendment”) to both permit the Borrowers to execute the PFG Loan Agreement and grant PFG a security interest in their respective assets, and adjust certain covenants and definitions. In particular, among other things, the SVB Loan Agreement Amendment (i) increases the required Liquidity Ratio (as defined in the SVB Loan Agreement) from 2.00: 1.00 to 2.25: 1.00; (ii) revises the required EBITDA covenant to substantially conform to the EBITDA covenant in the PFG Loan Agreement; (iii) waives the restriction on granting non-exempt security interests to other parties and authorizes the Borrowers’ incurrence of subordinated debt to permit the Borrowers to enter into the PFG Loan Agreement; and (iv) revises the conditions the Company must satisfy in order to qualify for streamline reporting.  Regarding the latter, the Company currently enjoys streamline reporting if it has at least $1 in adjusted EBITDA and a liquidity ratio of at least 2.50: 1.00.  Under the SVB Loan Agreement Amendment, the Company will be permitted to provide streamlined reporting any time it has more than $3 million in cash and line of credit availability, and no funds drawn against the line of credit.

Finally, while the interest rate structure of the SVB Loan Agreement remains substantially the same, the definitions of “Revolving Margin” and “Term Margin” have been revised to conform the highest interest rate tiers to the revised EBITDA covenant. Specifically, while the Company currently pays the highest interest rate for a given range of Liquidity Ratios whenever its trailing 3-month EBITDA is less than ($500,000) and greater than ($1,000,000), the revised interest rate tiers provide that the Company will now pay the highest interest rate for a given range of Liquidity Ratios whenever its trailing 3-month EBITDA is less than ($500,000) and greater than ($750,000).

The SVB Loan Agreement Amendment became effective upon the closing of the PFG Loan Agreement.

D. Second Amendment to Export-Import Bank Loan and Security Agreement

On February 8, 2013, the Company, Picometrix and SVB also executed a Second Amendment (the “Ex-Im Amendment”) to that certain Export-Import Bank Loan and Security Agreement dated January 31, 2012, and as amended by a First Amendment to Loan and Security Agreement (Ex-Im Loan Facility) dated as of October 25, 2012 (as amended prior to the Effective Date, the “SVB ExIm Loan Agreement”).  The Ex-Im Amendment conforms the definition of “Revolving Margin” in the SVB ExIm Loan Agreement to match the definition of “Revolving Margin” in the SVB Loan Agreement, as amended by the SVB Loan Agreement Amendment.   The Ex-Im Amendment became effective upon the closing of the PFG Loan Agreement.

The foregoing descriptions of the PFG Loan Agreement, PFG Warrant Agreements, SVB Loan Agreement Amendment, and Ex-Im Amendment do not purport to be complete and are qualified in their entirety by the terms and conditions of the PFG Loan Agreement, form of PFG Warrant Agreement, SVB Loan Agreement Amendment, and Ex-Im Amendment, copies of which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K (“Current Report”) and are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Sections A, C and D of Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Section B of Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit

10.1	Loan and Security Agreement dated as of February 8, 2013 by and among Partners For Growth III, L.P., Advanced Photonix, Inc. and Picometrix, LLC.

10.2	Form of PFG Warrant Agreement to Purchase Class A Common Stock, dated February 12, 2013.

10.3	Second Amendment dated February 8, 2013 to Loan and Security Agreement by and among Silicon Valley Bank, Advanced Photonix, Inc. and Picometrix, LLC.

10.4	Second Amendment dated February 8, 2013 to Loan and Security Agreement (EX-IM Loan Facility) by and among Silicon Valley Bank, Advanced Photonix, Inc. and Picometrix, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED PHOTONIX, INC.
	By:	/s/ Jeff Anderson
Jeff Anderson, Chief Financial Officer
Dated: February 14, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Loan and Security Agreement dated as of February 8, 2013 by and among Partners For Growth III, L.P., Advanced Photonix, Inc. and Picometrix, LLC.

10.2	Form of PFG Warrant Agreement to Purchase Class A Common Stock, dated February 12, 2013.

10.3	Second Amendment dated February 8, 2013 to Loan and Security Agreement by and among Silicon Valley Bank, Advanced Photonix, Inc. and Picometrix, LLC.

10.4	Second Amendment dated February 8, 2013 to Loan and Security Agreement (EX-IM Loan Facility) by and among Silicon Valley Bank, Advanced Photonix, Inc. and Picometrix, LLC.